                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
             OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec.240.14a-11(c) or Sec.240.14a-12


                            IXC COMMUNICATIONS, INC.
                (Name of Registrant as Specified In Its Charter)




    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
     0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                            IXC COMMUNICATIONS, INC.
                       5000 PLAZA ON THE LAKE, SUITE 200
                              AUSTIN, TEXAS 78746

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 1997

TO THE STOCKHOLDERS OF IXC COMMUNICATIONS, INC.:

     The 1997 Annual Meeting of Stockholders (the "1997 Annual Meeting") of IXC Communications, Inc. (the "Company") will be held at 9:00 a.m., local time, on Tuesday, May 6, 1997 at Barton Creek Conference Center, 8212 Barton Club Drive, Austin, Texas 78735, for the following purposes:

          1. To elect six Directors of the Company to serve during the ensuing year and until their successors are elected and qualified.

          2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only the stockholders of record at the close of business on April 16, 1997 will be entitled to notice of and to vote at the 1997 Annual Meeting or any adjournment or postponement thereof.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996 is being mailed with this Notice but is not to be considered part of the proxy soliciting material.

                                          By Order of the Board of Directors

                                          [SIG]

                                          JEFFREY C. SMITH
                                          Secretary

April 18, 1997
Austin, Texas

     YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE MEETING. PROXIES ARE REVOCABLE AT ANY TIME AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE MEETING.

                            ------------------------

     REQUESTS FOR ADDITIONAL COPIES OF PROXY MATERIALS SHOULD BE ADDRESSED TO JEFFREY C. SMITH, CORPORATE SECRETARY, AT THE OFFICES OF THE COMPANY, 5000 PLAZA ON THE LAKE, SUITE 200, AUSTIN, TEXAS 78746.

                            IXC COMMUNICATIONS, INC.
                       5000 PLAZA ON THE LAKE, SUITE 200
                              AUSTIN, TEXAS 78746

                            ------------------------

                                PROXY STATEMENT
                      1997 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 6, 1997

                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of IXC Communications, Inc., a Delaware corporation (the "Company" or "IXC Communications"), for use at the 1997 Annual Meeting of Stockholders (the "1997 Annual Meeting") to be held on Tuesday, May 6, 1997 at 9:00 a.m., local time, at Barton Creek Conference Center, 8212 Barton Club Drive, Austin, Texas 78735, and any adjournment or postponement thereof. This Proxy Statement and the form of proxy to be utilized at the 1997 Annual Meeting were mailed or delivered to the stockholders of the Company on or about April 18, 1997.

MATTERS TO BE CONSIDERED

     The 1997 Annual Meeting has been called to (1) elect six Directors of the Company to serve during the ensuing year and until their successors are elected and qualified, and (2) transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

RECORD DATE AND VOTING

     The Board has fixed the close of business on April 16, 1997 as the record date (the "Record Date") for the determination of stockholders entitled to vote at the 1997 Annual Meeting and any adjournment or postponement thereof. As of the Record Date, the outstanding voting securities of the Company were 30,799,560 shares of the Company's common stock (the "Common Stock") and 12,550 shares of the Company's 10% Junior Series 3 Preferred Stock (the "Series 3 Preferred Stock").

QUORUM AND VOTING REQUIREMENTS

     The holders of record of a majority of the outstanding shares of Common Stock and Series 3 Preferred Stock, taken together as a class, will constitute a quorum for the transaction of business at the 1997 Annual Meeting. As to all matters, each stockholder is entitled to one vote for each share of Common Stock and one vote for each share of Series 3 Preferred Stock held. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. As to all matters other than the election of the Series 3 Preferred Director (as defined below), the Common Stock and Series 3 Preferred Stock will vote as a single class. The Common Stock and the Series 3 Preferred Stock will vote together as a single class with respect to the election of five directors and the director nominees who receive the greatest number of votes at the 1997 Annual Meeting will be elected to the Board of Directors of the Company. The Series 3 Preferred Stock will vote as a single class to elect one director. Votes against a candidate and votes withheld have no legal effect. Stockholders are not entitled to cumulate votes. In matters other than the election of Directors, abstentions are counted as votes against in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

     All proxies which are properly completed, signed and returned prior to the 1997 Annual Meeting will be voted. Any proxy given by a stockholder may be revoked at any time before it is exercised, by filing with the Secretary of the Company an instrument revoking it, by delivering a duly executed proxy bearing a later date or by the stockholder attending the 1997 Annual Meeting and expressing a desire to vote his or her shares in person.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 1, 1997 regarding the beneficial ownership of: (i) each class of IXC Communications' voting securities by each person who is known by IXC Communications to be the beneficial owner of more than 5% of any class of IXC Communications' voting securities, and (ii) each class of equity securities of IXC Communications by
(a) each director and executive officer of IXC Communications, (b) each of IXC Communications' Named Executive Officers (as defined below), and (c) all directors and executive officers of IXC Communications as a group.

                                           SERIES 3         PERCENT OF      SHARES OF
                                        PREFERRED STOCK      SERIES 3      COMMON STOCK
          NAME AND ADDRESS               BENEFICIALLY       PREFERRED      BENEFICIALLY      PERCENT OF
        OF BENEFICIAL OWNER               OWNED(1)(2)         STOCK          OWNED(1)       COMMON STOCK
------------------------------------    ---------------     ----------     ------------     ------------
Ralph J. Swett(3)(4)................           25.00             *           3,037,061           9.9%
Kenneth F. Hinther(3)(5)............              --             --          1,353,738           4.4
John R. Fleming(3)..................              --             --          1,353,739           4.4
John J. Willingham(3)(6)............              --             --          1,272,568           4.1
James F. Guthrie(3)(7)..............              --             --             80,830            *
David J. Thomas(3)(8)...............              --             --             81,118            *
Richard D. Irwin(9).................          995.58            7.9%         6,951,174          22.6
Michael W. Vent(10).................              --             --             24,249            *
Carl W. McKinzie(11)................              --             --            231,917            *
  300 S. Grand Avenue, 29th Floor,
  Los Angeles, CA 90071
Wolfe H. Bragin.....................              --             --              2,000            *
  2029 Century Park East,
  Suite 1230
  Los Angeles, CA 90067
Phillip L. Williams(12).............              --             --            144,150            *
  633 West Fifth Street, Suite 4000,
  Los Angeles, CA 90071-2007
Joe C. Culp(13).....................              --             --             60,622            *
  #5 Hedge Lane,
  Austin, TX 78746
Grumman Hill Investments,
  L.P.(14)..........................              --             --          4,636,990          15.1
  191 Elm Street,
  New Canaan, CT 06840
Grumman Hill Associates, Inc........          915.42            7.3                 --            --
  191 Elm Street,
  New Canaan, CT 06840
Trustees of General Electric Pension
  Trust.............................        6,725.00           53.6          8,289,258(15)      26.9
  3003 Summer Street,
  Stamford, CT 06905
Putnam Investments, Inc.(16)........              --             --          2,532,799           8.2
  One Post Office Square
  Boston, MA 02109

                                           SERIES 3         PERCENT OF      SHARES OF
                                        PREFERRED STOCK      SERIES 3      COMMON STOCK
          NAME AND ADDRESS               BENEFICIALLY       PREFERRED      BENEFICIALLY      PERCENT OF
        OF BENEFICIAL OWNER               OWNED(1)(2)         STOCK          OWNED(1)       COMMON STOCK
------------------------------------    ---------------     ----------     ------------     ------------
All directors and executive officers
  of IXC Communications as a group
  (11 persons)(17)..................        1,020.58            8.1         14,568,917          47.0

---------------
  *  Less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of common stock relating to options currently exercisable or exercisable within 60 days of March 1, 1997, are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

 (2) The shares of Series 3 Preferred Stock vote together with the shares of Common Stock as a class, except where otherwise required by law, and have the right to elect one member of the Board of Directors.

 (3) The address of such persons is c/o IXC Communications, Inc. 5000 Plaza on the Lake, Suite 200, Austin, Texas 78746.

 (4) Includes 484,980 shares held by Ralph J. Swett, Trustee of the EMS 1994 Trust and 484,980 shares held by Ralph J. Swett, Trustee of the RJS 1994 Trust. Does not include 14,919 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. Upon conversion of shares of the Company's 7 1/4% Junior Convertible Preferred Stock Due 2007 (the "Convertible Preferred Stock") beneficially owned by Mr. Swett, Mr. Swett would still beneficially own approximately 9.9% of the outstanding Common Stock.

 (5) Includes 181,867 shares held by Kenneth F. Hinther, Trustee of LISA's 1994 Trust, 181,867 shares held by Lisa Hinther, Trustee of KEN's 1994 Trust and 121,245 shares held by Craig A. Hinther, Trustee for the Kenneth A. Hinther 1996 Trust. Mr. Hinther retired from full time employment with the Company effective April 1, 1997.

 (6) Includes 121,915 shares held by John McC. Witherspoon, Trustee of trust for the benefit of Jonica Lynn Willingham and 121,915 shares held by John McC. Witherspoon, Trustee of trust for the benefit of Russell Dennis Willingham.

 (7) Represents shares issuable with respect to the exercise of options. See "Executive Officers, Compensation and Other Information -- Stock Options." Does not include 4,262 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. Upon conversion of Mr. Guthrie's shares of Convertible Preferred Stock, Mr. Guthrie would still beneficially own less than 1% of the outstanding Common Stock.

 (8) Represents shares issuable with respect to the exercise of options. See "Certain Transactions."

 (9) Includes 1,628,216 shares held by The Irwin Family Limited Partnership dated January 4, 1995, 341,341 shares held by The Irwin Family Limited Partnership #2 and 150,148 shares held by The Irwin Family Limited Partnership #3. Also includes 21.16 shares of Series 3 Preferred Stock held by Richard D. Irwin Revocable Living Trust dated January 4, 1995, 915.42 shares of Series 3 Preferred Stock held by Grumman Hill Company, L.L.C. or its predecessor ("Grumman Hill"), and 4,636,990 shares of Common Stock held by Grumman Hill Investments, L.P. ("GHI"). Mr. Irwin is President of Grumman Hill, and Mr. Irwin may be deemed a beneficial owner of the shares owned by such entity. Does not include 25,575 shares of Common Stock issuable upon conversion of the Convertible Preferred Stock. Upon conversion of shares of Convertible Preferred Stock beneficially owned by Mr. Irwin, Mr. Irwin would still beneficially own approximately 22.6% of the outstanding Common Stock.

(10) Represents shares issuable with respect to the exercise of options. See "Certain Transactions." Mr. Vent became an executive officer of the Company effective April 1, 1997.

(11) Such shares are held by Trust for the Riordan & McKinzie Profit Sharing and Savings Plan for the benefit of Carl W. McKinzie.

(12) Such shares are held by Phillip L. Williams, as Trustee of the Phillip and Jane Williams Living Trust, UDT August 20, 1985.

(13) Represents shares issuable with respect to the exercise of options. See "Executive Officers, Compensation and Other Information -- Meetings and Remuneration."

(14) The sole general partner of GHI is Grumman Hill of which Mr. Irwin, a director of the Company, is the general manager and a beneficial owner of a membership interest. Mr. Irwin may be deemed to have voting and investment power with respect to the shares held of record by GHI.

(15) Does not include 1,278,772 shares of Common Stock issuable upon conversion of the Company's Convertible Preferred Stock. Upon conversion of such shares of Convertible Preferred Stock held by Trustees of General Electric Pension Trust ("GEPT"), GEPT would beneficially own approximately 29.8% of the outstanding Common Stock.

(16) Represents 2,451,599 shares held by Putnam Investment Management, Inc. ("PIM") and 81,200 shares held by Putnam Advisory Company, Inc. ("PAC"). PIM and PAC are each registered investment advisors that are wholly owned by Putnam Investments, Inc. The share amounts for PIM and PAC are based upon information contained in a Schedule 13G filed with the Commission on January 30, 1997.

(17) Shares beneficially owned by Mr. Vent are not included because Mr. Vent became an executive officer of the Company after March 1, 1997.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Pursuant to the Company's Restated Certificate of Incorporation, as amended (the "Restated Certificate"), the holders of the Series 3 Preferred Stock, voting as a separate class, shall be entitled to elect one Director of the Company (the "Series 3 Preferred Director"). The holders of the Series 3 Preferred Stock and the Common Stock, voting together as a single class, shall elect the remaining five Directors. Accordingly, six directors are to be elected and qualified at the 1997 Annual Meeting to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified. The Board has nominated Mr. Irwin for election as the Series 3 Preferred Director. In the absence of instructions to the contrary, proxies covering shares of Common Stock and Series 3 Preferred Stock will be voted in favor of the election of the persons listed below as Directors of the Company for a term commencing on the date of the 1997 Annual Meeting and continuing until the next Annual Meeting of Stockholders and until their successors have been duly elected and qualified. In the event that any nominee for Director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Company. Management has no present knowledge that any of the persons named will be unavailable to serve.

     No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a Director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of the Company.

INFORMATION CONCERNING INCUMBENT DIRECTORS AND NOMINEES TO BOARD OF DIRECTORS.

     Information is set forth below concerning the incumbent Directors, all of whom are also nominees for election as Directors, and the year in which each incumbent Director was first elected as a Director of the Company. Each nominee has furnished the information as to his or her beneficial ownership of Common Stock as of March 1, 1997 and, if not employed by the Company, the nominee's principal occupation. Each nominee has consented to being named in this Proxy Statement as a nominee for Director and has agreed to serve as a Director if elected. Ages are shown as of March 1, 1997.

                                                                                   DIRECTOR
    NAME                     AGE             POSITION WITH THE COMPANY              SINCE
    ----                     ---     ------------------------------------------    --------
    Ralph J. Swett.......    62      Chairman of the Board, President, Chief         1992
                                     Executive Officer and Director

    Richard D. Irwin*....    61      Director                                        1992

    Wolfe H. Bragin*.....    53      Director                                        1993

    Carl W. McKinzie+*...    57      Director                                        1993

    Phillip L. Williams+.    74      Director                                        1996

    Joe C. Culp+.........    63      Director                                        1996

---------------
* Member of the Compensation Committee.

+ Member of the Audit Committee.

     Mr. Swett has served as Chairman, Chief Executive Officer and President of IXC Communications since its formation in July 1992. Prior to that, Mr. Swett served as Chairman of the Board and Chief Executive Officer of Communications Transmission, Inc. ("CTI") from 1986 to 1992. From 1969 to 1986, Mr. Swett served in increasingly senior positions (Vice President, President and Chairman) of Times Mirror Cable Television ("TMCT"), a subsidiary of The Times Mirror Company ("Times Mirror") and a previous owner of IXC Carrier, Inc. ("IXC Carrier") and as a Vice President of Times Mirror from 1981 to 1986. Mr. Swett has served as Chairman of IXC Carrier since 1979, its Chief Executive Officer since 1986 and its President since 1991. Mr. Swett has managed communications businesses for the past 26 years.

     Mr. Irwin has served as a director of IXC Communications since its formation in July 1992. He has served as the President of Grumman Hill, a merchant banking firm and the general partner of GHI, since 1985. Prior to the formation of Grumman Hill, Mr. Irwin was a Managing Director of Dillon, Read & Co. Inc., from 1983 to 1985. Prior to that, he served as Chief Executive Officer of Fotomat Corporation for 12 years. Mr. Irwin is also a member of the Board of Directors of PharmChem Laboratories, Inc. and was the Chairman of ALC Communications Corporation ("ALC"), which was acquired by Frontier Corporation ("Frontier"), from August 1988 through August 1995.

     Mr. Bragin has served as a director of IXC Communications since May 1993. Mr. Bragin has served since 1985 as Vice President of General Electric Investment Corporation ("GEIC"), a subsidiary of General Electric Company that acts as an investment advisor to GEPT. Prior to joining GEIC in 1984, Mr. Bragin served in numerous equipment leasing, investment and portfolio management positions for General Electric Credit Corporation, now known as General Electric Capital Corporation. Mr. Bragin is a member of the Board of Directors of a number of private companies.

     Mr. McKinzie has served as a director of IXC Communications since May 1993. Mr. McKinzie has been a principal of Riordan & McKinzie, a Professional Law Corporation ("Riordan & McKinzie"), since 1980.

     Mr. Williams was elected a director of IXC Communications in June 1996. Mr. Williams has been a private investor and business advisor since May 1993. Prior to that, Mr. Williams served as Vice Chairman of the Board of Times Mirror from 1987 to May 1993. Mr. Williams is a member of the Board of Directors of Tejon Ranch Company.

     Mr. Culp was elected a director of IXC Communications in June 1996. Mr. Culp has been President of Culp Communications Associates, a management and marketing consulting firm, since 1990. From 1989 to 1990 Mr. Culp served as Executive Vice President of CTI. Prior to that, Mr. Culp served as President and Chief Executive Officer of Lightnet, Inc. from 1988 to 1989 and as President of Rockwell International Corp.'s ("Rockwell International") Telecommunications Group from 1982 until 1988. Mr. Culp has over 40 years experience in the communications industry.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES SET FORTH ABOVE.

COMMITTEES

     The standing committees of the Board are the Audit Committee (the "Audit Committee") and the Compensation Committee (the "Compensation Committee"). The Audit Committee, which presently consists of Messrs. Williams, Culp and McKinzie met once during the fiscal year ended December 31, 1996 ("fiscal 1996"). The Compensation Committee, which presently consists of Messrs. Irwin, Bragin and McKinzie, did not meet during fiscal 1996.

     The Board of Directors established the Audit Committee in June 1996 to: (i) make recommendations concerning the engagement of independent public accountants; (ii) review with the independent public accountants the plans for, and scope of, the audit procedures to be utilized and results of the audit;
(iii) approve the professional services provided by the independent public accountants; (iv) review the independence of the independent public accountants; and (v) review the adequacy and effectiveness of the Company's internal accounting controls.

     The Board of Directors established the Compensation Committee in June 1996 consisting of Mr. Irwin, Mr. Bragin and Mr. McKinzie, none of whom are employees of the Company. The Compensation Committee will determine the compensation for the Company's executive officers and administer the 1996 Stock Plan (as defined below), the 1994 Stock Plan (as defined below) and the Special Stock Plan (as defined below), except that all grants of stock-based awards in 1996 were made by the entire Board of Directors.

MEETINGS AND REMUNERATION

     During fiscal 1996, the Board held seven meetings and took various actions by written consent. Each incumbent Director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board during fiscal 1996 and (ii) the total number of meetings held by all committees of the Board during that period within which he was a Director or member of such committee of the Board.

     Each Director is elected to hold office until the next annual meeting of stockholders and until his respective successor is elected and qualified. Non-employee directors currently receive annual compensation of $10,000 in cash and certain non-employee directors (Messrs. Bragin, Culp and Williams) receive a $20,000 annual contribution by the Company under the Phantom Stock Plan (described below) for service to the Company as members of the Board of Directors. All compensation which would otherwise be payable to Mr. Bragin as a director of the Company is paid to GEPT. All directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with meetings of the Board. Mr. Culp was granted an option in 1994 in connection with consulting services provided for the Company which is fully exercisable to purchase 60,622 shares of Common Stock at a purchase price of $3.01 per share. Mr. Swett receives no compensation for services rendered as a director. The Company adopted a Phantom Stock Plan in May 1996 for certain of its outside directors, pursuant to which $20,000 per participating director per year of their director's fees will be automatically deferred and treated as if it were invested in Common Stock. No stock will be actually purchased under the plan, and the participants will receive cash benefits equal to the value of the shares that they are deemed to have purchased under the plan, with such value to be determined on the date of distribution. The distribution of the benefits generally will occur three years after the deferral. The Phantom Stock Plan is administered by Messrs. Swett, Irwin and McKinzie, none of whom are participants in the plan.

             EXECUTIVE OFFICERS, COMPENSATION AND OTHER INFORMATION

EXECUTIVE OFFICERS

     Set forth in the table below are the names, ages (as of March 1, 1997) and current offices held by all executive officers of the Company.

                                                                                   EXECUTIVE OFFICER
    NAME                                   AGE      POSITION WITH THE COMPANY            SINCE
    ----                                   ---   --------------------------------  -----------------
    Ralph J. Swett.......................  62    Chairman of the Board,               1992
                                                 President, Chief Executive
                                                 Officer and Director

    John R. Fleming......................  42    Executive Vice President             1994

    John J. Willingham...................  40    Senior Vice President, Chief         1994
                                                 Financial Officer and Assistant
                                                 Secretary

    David J. Thomas......................  46    Executive Vice President             1996

    James F. Guthrie.....................  52    Executive Vice President             1996

    Michael W. Vent+.....................  44    Executive Vice President             1997

    Kenneth F. Hinther+..................  53    Executive Vice President             1992

---------------
+ Mr. Hinther retired as Executive Vice President of the Company and Mr. Vent was elected Executive Vice President effective April 1, 1997.

     Executive officers of the Company are elected by and serve at the discretion of the Board. None of the executive officers has any family relationship to any nominee for Director or to any other executive officer of the Company. Set forth below is a brief description of the business experience for the previous five years of all executive officers except Mr. Swett. See "Information Concerning Incumbent Directors and Nominees to Board of Directors."

     Mr. Fleming has served as Executive Vice President of IXC Communications since March 1996 and as Senior Vice President of IXC Communications from October 1994 through March 1996. He served as Vice President of Sales and Marketing of IXC Communications from its formation in July 1992 until October 1994. Prior to that, Mr. Fleming served as Director of Business Development and Director of Carrier Sales of CTI from 1986 to March 1990 and as Vice President -- Marketing and Sales of CTI from March 1990 to July 1992. Mr. Fleming was a Branch Manager for Satellite Business Systems from 1983 to 1986. Mr. Fleming has been employed with IXC Carrier since 1986 and a Vice President of IXC Carrier since 1990. Mr. Fleming has over 16 years experience in the telecommunications industry.

     Mr. Willingham has served as Chief Financial Officer of IXC Communications since July 1992, as Senior Vice President of IXC Communications since October 1994 and as Assistant Secretary of IXC Communications since February 1997. He served as Vice President of IXC Communications from July 1992 through September 1994 and as Secretary of IXC Communications from July 1992 through January 1997. Mr. Willingham served as Vice President and Controller from September 1989 to June 1990 and as Vice President and Chief Financial Officer from June 1990 to July 1992 of CTI. Prior to joining CTI, Mr. Willingham was employed by Ernst & Young LLP for eight years as a certified public accountant. Mr. Willingham has been a Vice President of IXC Carrier since 1989 and Chief Financial Officer of IXC Carrier since 1990. Mr. Willingham has over 10 years experience in the telecommunications industry.

     Mr. Thomas has served as Executive Vice President of IXC Communications since March 1996 and as Senior Vice President of IXC Communications from August 1995 through March 1996. He was employed with ALC from 1983 to 1995, serving as Vice President from 1991 to 1995 and as Treasurer from 1989 to 1995. Mr. Thomas has over 14 years experience in the telecommunications industry.

     Mr. Guthrie has served as Executive Vice President of IXC Communications since March 1996 and as Senior Vice President, Strategic Planning of IXC Communications from December 1995 through March

1996. Prior to that, Mr. Guthrie served as Vice President and Chief Financial Officer of Times Mirror from 1993 to 1995 and as the Chief Financial Officer of TMCT from 1982 to 1993.

     Mr. Vent was elected Executive Vice President of IXC Communications, Inc. effective April 1, 1997 and has served as Senior Vice President -- Network Planning and Implementation of IXC Communications from December 1996 through March 1997. Prior to that, Mr. Vent served as Vice President and General Manager of Broadband Services of IXC Communications from October 1995 through November 1996 and Vice President and General Manager of Switch Services of IXC Communications from October 1994 through September 1995. Mr. Vent served as Vice President of Management Information Systems and Network Services of WCT Communications, Inc. from September 1993 through August 1994, and Vice President and Chief Information Officer of Advanced Technologies of Progressive Communications Technology, Inc. from August 1992 through August 1993. He was employed by MCI Communication Corporation from 1979 through July 1992, serving as Director of Network and Computer Operations from January 1990 through July 1992. Mr. Vent has over 22 years of experience in the telecommunications industry.

     Mr. Hinther served as Executive Vice President of IXC Communications from March 1996 through March 1997 and as Senior Vice President of IXC Communications from July 1992 through March 1996. Prior to that, Mr. Hinther served as Senior Vice President -- Engineering and Operations of CTI from 1989 to July 1992 and as Vice President -- Network Operations of CTI from 1986 to 1989. Mr. Hinther served IXC Carrier as Manager of Engineering from 1979 to 1982, and as Director of Business Development from 1982 to 1986, and as Vice President since 1986. Mr. Hinther was Product Manager, Satellite Communications at Rockwell International prior to joining IXC Carrier. He has over 25 years of experience in the telecommunications industry. Mr. Hinther retired as Executive Vice President of IXC Communications effective April 1, 1997 and has entered into a consulting agreement with IXC Communications.

COMPENSATION

     The following table sets forth all compensation awarded to, earned by or paid to the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer (the "Named Executive Officers") for their services to the Company for the years ended December 31, 1995 and December 31, 1996.

                                                                              LONG TERM
                                                                            COMPENSATION
                                           ANNUAL COMPENSATION                 AWARDS
                                   ------------------------------------   -----------------
                                                           OTHER ANNUAL      SECURITIES        ALL OTHER
    NAME AND PRINCIPAL                                     COMPENSATION      UNDERLYING       COMPENSATION
         POSITION           YEAR    SALARY       BONUS         (1)         OPTIONS/SARS(#)        (2)
--------------------------  ----   --------     --------   ------------   -----------------   ------------
Ralph J. Swett............  1996   $299,712     $175,000     $ 10,000               --          $ 21,986(3)
  Chairman, President and   1995    285,000           --       10,000               --           883,813(3)
  Chief Executive Officer
Kenneth F. Hinther+.......  1996    165,519      100,000        7,500               --            14,207
  Executive Vice President  1995    212,083(4)        --        7,500               --           444,739(5)
John R. Fleming...........  1996    165,519      100,000        7,500               --            14,322
  Executive Vice President  1995    212,083(4)        --        7,500               --           444,739(5)
John J. Willingham........  1996    143,519      100,000        7,500               --            12,415
  Senior Vice President     1995    183,417(6)        --        7,500               --           442,871(5)
  and Chief Financial
  Officer
James F. Guthrie..........  1996    200,000           --        8,000          342,490            17,842
  Executive Vice President  1995         --           --           --               --                --

---------------
 + Mr. Hinther retired as Executive Vice President of the Company effective April 1, 1997.

(1) These amounts represent automobile allowances paid to the Named Executive Officers in 1996 and 1995.

(2) Includes payments in 1995 of $862,027 (with respect to Mr. Swett) and $431,014 (with respect to each of Mr. Hinther, Mr. Fleming and Mr. Willingham) made in connection with a prior incentive arrangement. The incentive payments were earned in 1993 but did not become payable until 1995.

(3) Includes an employer contribution of $13,500 and $13,700 under the 401(k) Plan (as defined herein) in 1995 and 1996, respectively, and payments of $8,286 for term life insurance premiums in 1995 and 1996.

(4) Represents $153,750 in salary and an additional amount of $58,333 in compensation earned and deferred in prior years but paid in 1995.

(5) Includes employer contributions of $13,725 and $14,207 for Mr. Hinther, $13,725 and $14,322 for Mr. Fleming and $11,858 and $12,415 for Mr.
    Willingham under the 401(k) Plan in 1995 and 1996, respectively.

(6) Represents $131,750 in salary and an additional amount of $51,667 in compensation earned and deferred in prior years but paid in 1995.

EMPLOYMENT AGREEMENTS

     Mr. Guthrie entered into an employment agreement with IXC Communications in December 1995 for a term of three years pursuant to which Mr. Guthrie is entitled to an annual base salary of $200,000, subject to adjustment in accordance with IXC Communications' policies and procedures, and an annual bonus of up to $75,000 if approved by the Board of Directors. Mr. Guthrie was also granted an option to purchase 242,490 shares of Common Stock pursuant to the terms of his employment agreement. Other than Mr. Guthrie, none of the Named Executive Officers have entered into employment agreements with the Company.

STOCK OPTIONS

     The following table sets forth information concerning each grant of stock options made during 1996 to each of the Named Executive Officers.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                INDIVIDUAL GRANTS
                                 ------------------------------------------------    POTENTIAL REALIZABLE
                                              PERCENT OF                            VALUE AT ASSUMED ANNUAL
                                 NUMBER OF      TOTAL                                RATES OF STOCK PRICE
                                   SHARES      OPTIONS                              APPRECIATION FOR OPTION
                                 UNDERLYING   GRANTED TO   EXERCISE                         TERM(1)
                                  OPTIONS     EMPLOYEES    PRICE PER   EXPIRATION   -----------------------
             NAME                 GRANTED     IN PERIOD      SHARE        DATE          5%          10%
-------------------------------  ----------   ----------   ---------   ----------   ----------   ----------
Ralph J. Swett.................         --                       --                         --           --
Kenneth F. Hinther.............         --                       --                         --           --
John R. Fleming................         --                       --                         --           --
John J. Willingham.............         --                       --                         --           --
James F. Guthrie(2)............    242,490(3)    21.4%      $  3.01       1/08/06   $  459,027   $1,163,265
                                   100,000(4)     8.8%      $ 22.25      10/28/06   $1,399,291   $3,546,077

---------------
(1) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option.

(2) All of Mr. Guthrie's options become immediately exercisable upon the sale of substantially all of the Company's assets, a successful tender offer for greater than fifty percent (50%) of the outstanding capital stock of the Company or a merger or consolidation in which the stockholders of the Company immediately preceding such merger or consolidation will not hold a majority of the outstanding capital stock of the surviving corporation immediately after such merger or consolidation.

(3) The options become exercisable in three equal installments beginning on January 19, 1997 and continuing on the two successive annual anniversary dates thereafter.

(4) The options become exercisable in four equal installments beginning on October 29, 1997 and continuing on the three successive annual anniversary dates thereafter.

     The following table sets forth the number and value as of December 31, 1996 of shares underlying unexercised options held by each of the Named Executive Officers.

                         FISCAL YEAR-END OPTION VALUES

                                          NUMBER OF SHARES UNDERLYING          VALUE OF UNEXERCISED
                                           UNEXERCISED OPTIONS AS OF        IN-THE-MONEY OPTIONS AS OF
                                               DECEMBER 31, 1996               DECEMBER 31, 1996(1)
                                         -----------------------------     -----------------------------
                   NAME                  EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
    -----------------------------------  -----------     -------------     -----------     -------------
    Ralph J. Swett.....................      --                  --            --                    --
    Kenneth F. Hinther.................      --                  --            --                    --
    John R. Fleming....................      --                  --            --                    --
    John J. Willingham.................      --                  --            --                    --
    James F. Guthrie...................       0             342,490             0           $ 7,576,673

---------------
(1) Based on the fair market value (the closing price for the Company's Common Stock as reported on the Nasdaq National Market as of December 31, 1996, ($30.75 per share)), less the exercise price payable upon exercise of such options.

1996 STOCK PLAN

     In May 1996, IXC Communications adopted the IXC Communications, Inc. 1996 Stock Plan (the "1996 Stock Plan"), a stock incentive plan covering 2,121,787 shares of Common Stock of IXC Communications that may be awarded in order to attract, retain and reward employees, directors and other persons providing services to the Company. The Compensation Committee administers the 1996 Stock Plan, except that all grants of stock-based awards in 1996 were made by the entire Board of Directors. Any employee, director or other person providing services to the Company is eligible to receive awards under the 1996 Stock Plan, at the discretion of the Board of Directors. Awards available under the 1996 Stock Plan include Common Stock options with exercise prices at least equal to the fair market value of the Common Stock on the date of grant. Mr. Guthrie was the only Named Executive Officer granted options to acquire stock of IXC Communications in 1996.

1994 STOCK PLAN

     In November 1994, IXC Communications adopted a stock incentive plan (the "1994 Stock Plan") covering 1,212,450 shares of Common Stock of IXC Communications to attract, retain and reward employees, directors and other persons providing services to the Company. The Compensation Committee administers the 1994 Stock Plan, except that all grants of stock-based awards are made by the entire Board of Directors. Any employee, director or other person providing services to the Company is eligible to receive awards under the 1994 Stock Plan, at the Board's discretion. Awards available under the 1994 Stock Plan include Common Stock purchase options and restricted Common Stock. Mr. Culp is the only director who holds options to acquire stock. No options were granted in 1996 to Named Executive Officers under the 1994 Stock Plan.

SPECIAL STOCK PLAN

     In October 1996, IXC Communications adopted a stock incentive plan (the "Special Stock Plan") covering 67,900 shares of Common Stock of IXC Communications to induce certain individuals to become employed with the Company and/or its subsidiaries. The Compensation Committee administers the Special Stock Plan. Any employee, director or other person providing services to the Company is eligible to receive awards under the Special Stock Plan, at the Board's discretion. Awards available under the Special Stock Plan include Common Stock purchase options and restricted Common Stock. All available options to acquire stock under the Special Stock Plan were granted in 1996, none of which were granted to a Named Executive Officer of the Company.

401(K) PLAN

     The IXC Carrier, Inc. 401(k) and Pension Plan and Trust (the "401(k) Plan") is a tax-qualified retirement plan. In general, all employees of IXC Carrier (substantially all the employees of the Company) who have attained age 18 and completed one year of service are eligible to participate in the 401(k) Plan. Participants may make pre-tax contributions to the 401(k) Plan, in an amount currently not to exceed $9,500 per year. IXC Carrier may elect to make matching contributions each year, which are allocated among participants depending on the amount that they contribute to the 401(k) Plan. IXC Carrier may also elect to make profit-sharing contributions to the 401(k) Plan, which are allocated among participants as a percentage of compensation.

INDEMNIFICATION AND EXCULPATION ARRANGEMENTS

     The Restated Certificate limits the liability of directors to IXC Communications or its stockholders to the fullest extent permitted by the Delaware General Corporation Law (the "DGCL"). Accordingly, pursuant to the provisions of the DGCL presently in effect, directors of IXC Communications will not be personally liable for monetary damages for breach of a director's fiduciary duty as a director, except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. In addition, the bylaws of IXC Communications require IXC Communications to indemnify its directors and officers to the fullest extent permitted by the laws of the State of Delaware.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to June 1996, IXC Communications did not have a compensation committee or any other committee of the Board of Directors performing equivalent functions. All decisions regarding executive compensation were made by the Board of Directors of IXC Communications prior to the establishment of the Compensation Committee, none of whom, other than Mr. Swett, was an executive officer of IXC Communications. Decisions with respect to Mr. Swett's compensation were approved by all members of the Board other than Mr. Swett. The Company's Compensation Committee, which was established in June 1996, consists of Messrs. Irwin, Bragin and McKinzie, none of whom was at any time during fiscal 1996 or at any other time an officer or employee of the Company. There are no compensation committee interlocks between the Company and other entities involving the Company's executive officers and Board members who serve as executive officers or Board members of such other entities. See the seventh paragraph of "Certain Transactions" for more information regarding Mr. McKinzie, a member of the Compensation Committee.

                    REPORT OF THE COMPENSATION COMMITTEE AND
                 THE BOARD OF DIRECTORS REGARDING COMPENSATION

     The Compensation Committee, which consists of Messrs. Irwin, Bragin and McKinzie, who are three non-employee directors, was established in June 1996 to oversee the general compensation policies of the Company and the Company's compensation and stock plans, to establish the compensation of Mr. Swett, who is the Company's Chairman of the Board, Chief Executive Officer and President, and to review and approve Mr. Swett's recommendations as to the compensation levels for the other executive officers. Prior to June 1996, all decisions regarding executive compensation were made by the Board of Directors of the Company, none of whom was an executive officer of the Company, other than Mr. Swett. Decisions with respect to Mr. Swett's compensation were approved by all members of the Board other than Mr. Swett. Therefore, salary levels for 1996 and bonuses awarded in 1996 for performance in 1995 were determined by the Board of Directors of the Company.

COMPENSATION POLICY

     The goal of the Company's executive compensation policy is to provide a strong and direct link among stockholder values, Company performance and executive compensation through the design and implementation of sound compensation programs that will attract and retain highly qualified personnel. Compensation programs are intended to complement the Company's short- and long-term business objectives and to focus executive efforts on the fulfillment of these objectives. The Company's executive compensation policy is (i) designed to establish an appropriate relationship between executive pay and the Company's annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers; and (ii) based on the belief that the interests of the executives should be closely aligned with those of the Company's stockholders. The Compensation Committee attempts to achieve these goals by integrating competitive annual base salaries with (i) annual incentive bonuses based on individual and corporate performance for such fiscal year, and
(ii) stock options issued under the 1994 Plan and 1996 Plan. The Board believes that cash compensation in the form of salary and performance-based bonuses provides Company executives with short-term rewards for success in operations, and that long-term compensation through existing stock ownership and/or the award of stock options provides Company executives with a stake in the long-term performance and success of the Company. It should be noted that Mr. Swett currently owns 9.9% of the Company's common stock and two other Company executives, Messrs. Fleming and Willingham, each own more than 4.0% of the Company's common stock.

     Base Salary. In establishing 1996 base salary levels for executive officer positions in early 1996, the Board approved the base salaries of the executive officers based on (i) salaries paid to executive officers with comparable responsibilities employed by companies with comparable businesses, (ii) performance and achievement of objectives of the Company in fiscal 1995, (iii) individual performance reviews for fiscal 1995, and (iv) the subjective recommendations of Mr. Swett.

     Bonuses. The Company's executive officers other than Mr. Swett were eligible for annual bonuses based upon recommendations made by Mr. Swett. The Board independently determined the bonus for Mr. Swett. The bonuses paid in early 1996 for performance in 1995 were based on individual performance and the Company's achievement of certain operating objectives in 1995. In 1996, $100,000 bonuses were paid to each of the Company's Named Executive Officers for 1995 other than Mr. Swett and Mr. Guthrie. A $175,000 bonus was awarded by the Board of Directors to Mr. Swett. Mr. Guthrie was not employed by the Company until March 1996 and therefore did not receive a bonus for 1995.

     The amounts awarded to Named Executive Officers other than Mr. Swett were determined principally by the Board's and Mr. Swett's subjective assessment of the individual's contribution to the Company's overall performance for 1995. Among the objectives achieved in 1995 were the successful completion of a $285 million debt offering, the commencement of a coast-to-coast fiber expansion and preparation for the entry into the business of selling switched long distance services to long distance resellers. Consideration also was given to factors such as the individual's successful completion of special projects, significant increases or decreases in the level of the executive's responsibilities and the Board's and Mr. Swett's subjective evaluation of the individual's overall efforts and ability to discharge the responsibilities of his position.

     Stock Options. The Board of Directors and the Compensation Committee believe that stock options encourage and reward effective management, which results in long-term corporate financial success, as measured by stock price appreciation. Stock options under the Company's 1994 and 1996 stock plans were granted to three executive officers of the Company, (Messrs. Guthrie, Thomas and Vent) as well as 76 other employees of the Company, during fiscal 1996. Mr. Swett and three of the other Named Executive Officers of the Company, Messrs. Fleming, Willingham and Hinther, already are significant owners of the Company's common stock. The number of options that each executive officer or employee was granted in 1996 was based primarily on the executive's or employee's responsibilities and ability to influence the Company's long-term growth and profitability. The Board of Directors and the Compensation Committee believe that stock ownership and/or option grants afford a desirable long-term compensation method because they closely ally the interests of management with those of the stockholders. Ownership of the Company's common stock or potential ownership through grants of stock options are believed to be the best way to motivate executive officers to improve long-term stock market performance. The vesting provisions of options granted under the plans are designed to encourage longevity of employment with the Company and generally extend over a three- or four-year period.

COMPENSATION OF CHAIRMAN OF THE BOARD, CHIEF EXECUTIVE OFFICER AND PRESIDENT

     The Board believes that Ralph J. Swett, the Company's Chairman of the Board, Chief Executive Officer and President, provides valuable services to the Company and that his compensation should therefore be competitive with that paid to executives at comparable companies. The Board also believes that Mr. Swett's 9.9% ownership of the Company's common stock provides Mr. Swett with a significant incentive to increase values for all of the Company's stockholders. Mr. Swett's base salary of $299,712 for 1996 was determined by the Board of Directors to be appropriate based on comparable chief executive salaries of a peer group of companies and of direct competitors, the Company's overall performance and accomplishments in 1995 and Mr. Swett's efforts and contributions to the Company. The annual incentive bonus of $175,000 was paid to Mr. Swett based on (i) completion of the Company's $285 million debt offering;
(ii) the Company's progress in 1995 toward preparing for the Company's entry into the switched long distance services business and the commencement of the Company's major expansion of its network; (iii) significant increases in cash flow and earnings that are expected to be achieved upon completion of the network expansion and development of its switched services business; (iv) the efforts and contributions made by Mr. Swett in discharging his responsibilities as Chairman of the Board, Chief Executive Officer and President; and (v) the efforts and contributions by the other executives of the Company under Mr. Swett's leadership.

INTERNAL REVENUE CODE SECTION 162(M)

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, the amount of compensation paid to certain executives that is deductible with respect to the Company's corporate income taxes is limited to $1,000,000 annually. It is the current policy of the Board to maximize, to the extent reasonably possible, the Company's ability to obtain a corporate tax deduction for compensation paid to executive officers of the Company to the extent consistent with the best interests of the Company and its stockholders.

                                          COMPENSATION COMMITTEE

                                          Wolfe H. Bragin
                                          Richard D. Irwin
                                          Carl W. McKinzie

                                          REMAINING MEMBERS OF THE
                                          BOARD OF DIRECTORS

                                          Ralph J. Swett
                                          Phillip L. Williams
                                          Joe C. Culp

                              COMPANY PERFORMANCE

     The following graph shows a comparison of cumulative total returns for the Company, the NASDAQ Stock Market -- U.S. Index and the NASDAQ Telecommunications Index for the period during which the Company's Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The comparison assumes $100 invested on July 3, 1996 in the Common Stock with the reinvestment of all dividends, if any. Total stockholder returns for the prior period is not an indication of future returns.

                 COMPARISON OF 6 MONTH CUMULATIVE TOTAL RETURN*
     AMONG IXC COMMUNICATIONS, INC., THE NASDAQ STOCK MARKET -- U.S. INDEX
                    AND THE NASDAQ TELECOMMUNICATIONS INDEX

                                                                    NASDAQ
      MEASUREMENT PERIOD           IXC COM-      NASDAQ STOCK      TELECOM-
    (FISCAL YEAR COVERED)         MUNICATIONS     MARKET - US     MUNICATIONS
07/03/96                                   100             100             100
12/31/96                                   192             109              94

* ASSUMES $100 INVESTED ON JULY 3, 1996 IN STOCK OR ON JUNE 30, 1996 IN INDEX. TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS.
   FISCAL YEAR ENDING DECEMBER 31, 1996.

                              CERTAIN TRANSACTIONS

     Prior to the sale of the Company's outstanding $285.0 million principal amount of 12 1/2% Senior Notes due 2005 (the "Senior Notes"): (i) GHI, a partnership whose general partner is Grumman Hill, a limited liability company of which Mr. Irwin is a member, and GEPT each held 598 shares of IXC Communications' 10% Senior Series 1 Cumulative Redeemable Preferred Stock ("Series 1 Preferred Stock"); (ii) Messrs. Swett, Williams, Hinther and Fleming owned 78, 60, 13 and 13 shares of Series 1 Preferred Stock, respectively; and
(iii) Mr. McKinzie, a director of IXC Communications and a principal of Riordan & McKinzie owned 100 shares of Series 1 Preferred Stock. The Series 1 Preferred Stock was redeemed with a portion of the proceeds of the sale of the Senior Notes at a price equal to the amount paid for such stock plus accrued but unpaid dividends at 10% per annum. The approximate amounts received by such persons with respect to such redemption were: (i) GHI, $813,544; (ii) GEPT, $813,544;
(iii) Mr. Swett, $106,114; (iv) Mr. Williams, $76,229; (v) Mr. Hinther, $17,686;
(vi) Mr. Fleming, $17,686; and (vii) Mr. McKinzie, $120,554.

     Prior to the sale of the Senior Notes, GHI and GEPT held shares of preferred stock of a subsidiary of IXC Communications. Such preferred stock was redeemed with a portion of the proceeds of the sale of the

Senior Notes at a price equal to the amount paid for such stock plus accrued but unpaid dividends at 10% per annum. The approximate amounts received by such persons with respect to such redemption were: (i) GHI, $905,934; and (ii) GEPT, $897,115.

     Certain debentures of IXC Communications and one of its subsidiaries also were redeemed at the original purchase price plus accrued but unpaid interest with a portion of the proceeds of the sale of the Senior Notes. The approximate amounts received by the following persons with respect to such redemption were:
(i) GEPT, $6,760,602; (ii) GHI, $6,788,635; (iii) Mr. Swett, $301,400; (iv) Mr.
Hinther, $50,233; and (v) Mr. Fleming, $50,233.

     In 1994, IXC Communications and ALC (which has since been acquired by Frontier) formed a corporation to acquire all of the equity interests in MSM Associates, Limited Partnership for an aggregate purchase price of $1,500,000 from a wholly owned subsidiary of General Electric Capital Corporation, an affiliate of GEIC. In addition, in 1995, IXC Communications entered into a ten-year agreement with GE Capital Communication Services Corporation, an affiliate of GEIC, to supply it with switched products to be resold by GE Capital Communication Services Corporation. Mr. Bragin, a director of IXC Communications, is Vice President of GEIC, which is the investment advisor to GEPT.

     Prior to the sale of the Senior Notes, a subsidiary of IXC Communications was indebted to GEPT under the terms of a note agreement (the "GEPT Note Agreement"). Certain stockholders of IXC Communications, including Messrs. Swett, Hinther, Fleming, Williams, Willingham and Irwin and GHI, had pledged their stock and debentures of IXC Communications (and, in the case of GHI, its stock and debentures of a subsidiary of IXC Communications) as security for such indebtedness. Such indebtedness, in the approximate principal amount of $5,571,348, was repaid with a portion of the proceeds of the sale of the Senior Notes and such pledges were released.

     Mr. Swett, Mr. Hinther, Mr. Fleming, GEPT and GHI purchased Senior Notes in the amounts of $250,000, $50,000, $50,000, $20,000,000 and $5,000,000,
respectively, on October 5, 1995.

     For the years ended December 31, 1994, 1995 and 1996, the law firm of Riordan & McKinzie, of which Mr. McKinzie, a director and stockholder of IXC Communications, is a principal, provided certain legal services to IXC Communications in the amount of approximately $1.4 million, $2.6 million and $3.5 million, respectively.

     Grumman Hill, a corporation whose president is Mr. Irwin, receives an annual fee of $100,000 from the Company for performing certain advisory services with respect to the management, operation and business development activities of IXC Communications.

     Culp Communications Associates, of which Mr. Culp is President, received approximately $8,000, $106,000 and $67,600 in connection with Mr. Culp's consulting services provided to the Company in 1994, 1995 and 1996, respectively. Mr. Culp is continuing to provide such consulting services to the Company in 1997.

     Mr. Williams received fees for serving as an advisor to the Company's Board of Directors of $12,500 in 1994 and 1995 and $14,375 in 1996.

     Mr. Thomas entered into an employment agreement with IXC Communications in August 1995 for a term of three years pursuant to which Mr. Thomas is entitled to an annual base salary of $160,000, subject to adjustment in accordance with IXC Communications' policies and procedures, and an annual bonus of up to $75,000 if approved by the Board of Directors. Mr. Thomas was granted stock options on August 28, 1995 for 243,353 shares of Common Stock at a price of $3.01 per share vesting over a three-year period which, subject to certain conditions, vest immediately upon a change of control of IXC Communications as set forth in his employment agreement and stock option agreement. Additionally, Mr. Thomas receives an annual automobile allowance of $8,000 and received reimbursement of certain relocation costs. On October 29, 1996, Mr. Thomas was granted additional stock options for 100,000 shares of Common Stock at a price of $22.25 per share vesting over a four-year period.

     On December 16, 1994 and October 29, 1996, Mr. Vent was granted stock options for 48,498 shares and 100,000 shares of Common Stock at a price of $3.01 and $22.25 per share, respectively, each vesting over a four-year period.

     In order to reduce the dilution of GEPT's stock ownership caused by the initial public offering of the Company's common stock (the "IPO"), GEPT acquired 840,053 shares of Common Stock from the Company at a per share price of $14.88 (the price paid by the underwriters in the IPO, that is, the public offering price per share less underwriters' discounts and commissions) for an aggregate purchase price of $12.5 million in a private placement which occurred simultaneously with the closing of the IPO on July 9, 1996 (the "GEPT Private Placement"). Although GEPT received Common Stock which was not registered under the Securities Act of 1933, as amended (the "Securities Act"), it received registration rights with respect to such stock and all other Company Common Stock it owns. The Company is able to use the $12.5 million proceeds, if it so elects, to pursue the opportunity in Mexico with respect to Marca-Tel S.A. de C.V., a joint venture in which the Company indirectly holds a minority interest.

     In connection with the IPO and the GEPT Private Placement, GEPT, GHI and Messrs. Irwin, Swett, Willingham, McKinzie and Williams have entered into an agreement with IXC Communications pursuant to which they were granted registration rights with respect to shares of IXC Communications Common Stock held by them.

     Pursuant to the terms of a letter agreement dated August 22, 1996 among IXC Communications, GEPT and Messrs. Swett, Hinther and Fleming, each of GEPT and Messrs. Swett, Hinther and Fleming (the "Affiliate Senior Note Holders") waived the right to require the Company to file a shelf registration statement for the Senior Notes held by the Affiliate Senior Note Holders on or prior to August 30, 1996 in exchange for the Company granting the Affiliate Senior Note Holders of at least 70% of the then remaining transfer restricted Senior Notes the right to require the Company to file a shelf registration statement as long as such Affiliate Senior Note Holders hold transfer-restricted Senior Notes.

     On April 1, 1997, the Company issued and sold 1,000,000 shares of Convertible Preferred Stock at a purchase price of $100 per share in a private placement to two initial purchasers, which shares were subsequently sold to "qualified institutional buyers" and certain "accredited investors" (as defined in the Securities Act). The Convertible Preferred Stock is convertible at the option of the holders, unless previously redeemed, at any time after May 31, 1997, into shares of Common Stock at a rate (subject to adjustment in certain events) of 4.263 shares of Common Stock for each share of Convertible Preferred Stock, equivalent to a conversion price of $23.46 for each share of Common Stock. Dividends on the Convertible Preferred Stock accrue at a rate per annum of 7 1/4% per share on the liquidation preference thereof of $100 per share ($7.25 per annum per share). Dividends payable prior to or on March 31, 1999, are, at the option of the Company, payable (i) in cash or (ii) through the issuance of additional shares of Convertible Preferred Stock equal to the dividend amount divided by the liquidation preference of such additional shares. On April 1, 1997, each of GEPT, Mr. Swett, Mr. Guthrie and Mr. Irwin (the "Affiliate Convertible Preferred Stock Holders") acquired an aggregate of 300,000 shares, 3,500 shares, 1,000 shares and 6,000 shares of Convertible Preferred Stock, respectively, at a purchase price of $100 per share. The Affiliate Convertible Preferred Stock Holders, together with the other holders of Convertible Preferred Stock, received registration rights with respect to the Convertible Preferred Stock and the Common Stock issuable upon conversion thereof.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's directors and certain of its officers, and persons who own more than 10% of a registered class of the Company's equity securities (collectively, "Insiders"), to file reports of ownership and changes in ownership with the Commission. Insiders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5s were required for those persons, the Company believes that its Insiders complied with all applicable Section 16(a) filing requirements for fiscal 1996.

                                    AUDITORS

     The Company has appointed Ernst & Young LLP to continue as the Company's auditors and to audit the books of account and other records of the Company for the fiscal year ending December 31, 1997. Ernst & Young LLP served as the Company's independent public accountants for fiscal 1996. A member of that firm is expected to be present at the 1997 Annual Meeting, will have an opportunity to make a statement if so desired, and will be available to respond to appropriate questions.

                                 OTHER BUSINESS

     The Company is not aware of any other business to be presented at the 1997 Annual Meeting. All shares represented by Company proxies will be voted in favor of the proposals of the Company described herein unless otherwise indicated on the form of proxy. If any other matters properly come before the meeting, Company proxy holders will vote thereon according to their best judgment.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Any stockholder who wishes to present a proposal for action at the Company's 1998 Annual Meeting of Stockholders and who wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management must notify the Company no later than December 18, 1997 in such form as required under the rules and regulations promulgated by the Commission.

                                 ANNUAL REPORTS

     A COPY OF THE 1996 ANNUAL REPORT TO STOCKHOLDERS IS BEING MAILED TO EACH STOCKHOLDER OF RECORD TOGETHER WITH THIS PROXY STATEMENT. THE COMPANY HAS ALSO FILED WITH THE COMMISSION ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1996. THIS REPORT CONTAINS INFORMATION CONCERNING THE COMPANY AND ITS OPERATIONS. A COPY OF THIS REPORT WILL BE FURNISHED TO STOCKHOLDERS WITHOUT CHARGE UPON REQUEST IN WRITING TO JEFFREY C. SMITH AT 5000 PLAZA ON THE LAKE, SUITE 200, AUSTIN, TEXAS 78746. SUCH REPORTS ARE NOT A PART OF THE COMPANY'S SOLICITING MATERIAL.

                            PROXIES AND SOLICITATION

     Proxies for the 1997 Annual Meeting are being solicited by mail directly and through brokerage and banking institutions. The Company will pay all expenses in connection with the solicitation of proxies. In addition to the use of mails, proxies may be solicited by Directors, officers and regular employees of the Company personally or by telephone. The Company will reimburse banks, brokers custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

     All stockholders are urged to complete, sign and promptly return the enclosed proxy card.

                                          By Order of the Board of Directors

                                          [SIG]

                                          JEFFREY C. SMITH
                                          Secretary
Austin, Texas
April 18, 1997

                                   APPENDIX-1
                         FORM OF PROXY FOR COMMON STOCK

PROXY                       IXC COMMUNICATIONS, INC.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned appoints Ralph J. Swett and John J. Willingham, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of IXC Communications, Inc. (the "Company") held of record by the undersigned as of April 16, 1997, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at Barton Creek Conference Center, 8212 Barton Club Drive, Austin, Texas 78735, beginning at 9:00 a.m., local time, on Tuesday, May 6, 1997, and at any adjournments thereof, upon the following matters:

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. ELECTION OF DIRECTORS

   [ ] FOR ALL NOMINEES LISTED BELOW (EXCEPT AS NOTED BELOW)

   [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

   (Instructions: To withhold authority to vote for any nominee, line through or otherwise strike out the nominee's name below.)

                  Ralph J. Swett     Wolfe H. Bragin    Joe C. Culp
                  Carl W. McKinzie   Phillip L.   Williams

2. OTHER MATTERS

  In their discretion, Ralph J. Swett and John J. Willingham are authorized to vote upon such other business as may properly come before the meeting.

                  (continued, and to be signed, on other side)

                          (continued from other side)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 ABOVE. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

    PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR CORPORATE OFFICER, PLEASE GIVE FULL TITLE AS SUCH.

                                             Dated:                      1997
                                                    -------------------,

                                             --------------------------------
                                                        (Signature)

                                             --------------------------------
                                                        (Signature)

                                             THE SIGNER HEREBY REVOKES ALL
                                             PROXIES HERETOFORE GIVEN BY THE
                                             SIGNOR TO VOTE AT SAID MEETING
                                             OR AND ADJOURNMENTS THEREOF.

                                   APPENDIX-2
                   FORM OF PROXY FOR SERIES 3 PREFERRED STOCK

PROXY                       IXC COMMUNICATIONS, INC.

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned appoints Ralph J. Swett and John J. Willingham, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of IXC Communications, Inc. (the "Company") held of record by the undersigned as of April 16, 1997, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of the Company to be held at Barton Creek Conference Center, 8212 Barton Club Drive, Austin, Texas 78735, beginning at 9:00 a.m., local time, on Tuesday, May 6, 1997, and at any adjournments thereof, upon the following matters:

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. ELECTION OF DIRECTORS

   [ ] FOR ALL NOMINEES LISTED BELOW (EXCEPT AS NOTED BELOW)

   [ ] WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

   (Instructions: To withhold authority to vote for any nominee, line through or otherwise strike out the nominee's name below.)

             Ralph J. Swett                           Richard D. Irwin*                           Wolfe H. Bragin
            Carl W. McKinzie                         Phillip L. Williams                            Joe C. Culp

   * Series 3 Preferred Director nominee

2. OTHER MATTERS

  In their discretion, Ralph J. Swett and John J. Willingham are authorized to vote upon such other business as may properly come before the meeting.

                  (continued, and to be signed, on other side)

                          (continued from other side)

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 ABOVE. IF ANY NOMINEE DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR, THEN THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

    PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN OR CORPORATE OFFICER, PLEASE GIVE FULL TITLE AS SUCH.

                                             Dated:                      1997
                                                    -------------------,

                                             --------------------------------
                                                        (Signature)

                                             --------------------------------
                                                        (Signature)

                                             THE SIGNER HEREBY REVOKES ALL
                                             PROXIES HERETOFORE GIVEN BY THE
                                             SIGNOR TO VOTE AT SAID MEETING
                                             OR AND ADJOURNMENTS THEREOF.